GMG

GOLDEN MATRIX GROUP



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YOU CAN BET ON US

FY2022** CORPORATE HIGHLIGHTS

**TWELVE-MONTH PERIOD FROM NOVEMBER 1, 2021 TO OCTOBER 31, 2022

Forward-Looking **Statements**

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified by words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Golden Matrix Group, Inc.'s (the "Company's", "GMGI's" or "our") control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; disruptions caused by acquisitions; dilution caused by fund raising and/or acquisitions; the Company's ability to complete acquisitions and the available funding for such acquisitions; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation; the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the business, economic and political conditions in the markets in which the Company operates; the impact of the COVID-19 pandemic on the Company; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products and others.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list of risks, uncertainties and other factors as set forth above to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company, its financial results and securities is included from time to time in the "Cautionary Statement Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov, and further including the Company's Annual Report on Form 10-K for the year ended October 31, 2022. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law.

Non-GAAP **Financial Measures**

Adjusted EBITDA, which is disclosed below, is a "non-GAAP financial measure" presented as a supplemental measure of the Company's performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, and also excludes stock-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Reconciliation of Net Income attributable to Golden Matrix Group, Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense" included at the end of this Presentation. Estimated pro forma Adjusted EBITDA of the Company for the twelve-month period, assuming the successful closing of the MeridianBet acquisition as discussed below has not been reconciled to the comparable GAAP financial measure because the reconciliation could not be performed without unreasonable efforts.

We believe that we currently operate and distribute some of the world's most innovative and sought after gaming systems, as well as an extensive portfolio of the world's leading online gaming content.

GMGI's proprietary Gaming Systems support and provide gaming content to over 7.1 Million Players

GMGI provides state-of-the-art technology and content to over 685 unique Casino operations

GMGI provides an extensive portfolio of 4,800+ of the world's leading casino games, live dealers, table games and Sportsbook products

GMGI via its RKings subsidiary, has a social media following of over 425,000

RKings (acquired in November 2021) Generates Revenues of over $1.65 Million Dollars per month

RKings has 45,000 active monthly users

RKings has given away more than $69 Million Dollars in prizes since 2020

FINANCIAL HIGHLIGHTS

TWELVE MONTHS REVENUES^^

+219% LTM*

Revenues of **$36,034,856** for the 12 months ended October 31, 2022 compared to the last 12 months ended October 31, 2021.

Nov 2021 - Oct 2022	$36,034,856
Nov 2020 - Oct 2021	$11,285,731

TWELVE MONTHS ADJUSTED EBITDA**^^

+45% LTM*

Adjusted EBITDA of **$3,526,543** for the 12 months ended October 31, 2022 compared to the last 12 months ended October 31, 2021.

Nov 2021 - Oct 2022	$3,526,543
Nov 2020 - Oct 2021	$2,431,025

TWELVE MONTHS NET CASH PROVIDED BY OPERATING ACTIVITIES^^

+105% LTM*

Net cash provided by operating activities of **$2,771,418** for the 12 months ended October 31, 2022 compared to the last 12 months ended October 31, 2021.

Nov 2021 - Oct 2022	$2,771,418
Nov 2020 - Oct 2021	$1,349,870

*LTM: 12 months period from November 1, 2020 to October 31, 2021.

**Adjusted EBITDA: a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of net income attributable to Golden Matrix Group, Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense" included at the end of this Presentation.

^^The revenues, adjusted EBITDA, and operating cash flow referenced in this presentation include the 20% non-controlling interest held in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4, 2022. More detailed information on minority interest factors can be found in our most recent Annual Report on Form 10-K.

FINANCIAL HIGHLIGHTS

ASSETS^^

October 31, 2022	$32,571,413
October 31, 2021	$20,458,948

+59% Last Year*

Assets of **$32,571,413** which is an increase of **59%** compared to the previous fiscal year end at October 31, 2021 of **$20,458,948.**

SHAREHOLDER'S EQUITY OF GMGI

+42% Last Year*

Shareholders' Equity of GMGI of **$26,797,415** which is an increase of **42%** compared to the previous fiscal year end at October 31, 2021 of **$18,928,109**

October 31, 2022	$26,797,415
October 31, 2021	$18,928,109

*Previous Fiscal Year end at October 31, 2021

^^The assets referenced in this presentation include the 20% non-controlling interest, held in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4, 2022. More detailed information on minority factors can be found in our most recent Annual Report on Form 10-K.

GMG
GOLDEN MATRIX GROUP



BRIAN GOODMAN
Chief Executive Officer

CEO MESSAGE

"

I am extremely happy with our exceptionally strong and record-breaking results for 2022.

The Company has made exceptional progress in improving revenues and earnings. We delivered revenue growth of 219%, compared to the last 12 months ended October 31, 2021 and delivered Adjusted EBITDA of just over 3.5 million up 45% compared to the last 12 months ended October 31, 2021. This was primarily driven by our recent acquisition of RKing'sCompetitions and the growth of our Core B2B gaming business.

We delivered on our key strategic objectives, which are: bolstering and enhancing our core gaming system, adding new B2B and B2C revenue streams, scaling the business via profitable and cash positive acquisitions and geographical diversification.

GMGI has a proven track record of setting and delivering on its strategic priorities and projections. We believe that we have demonstrated solid financial performance and have built a strong Balance Sheet.

As a whole, we believe that we provide some of the world's most innovative, diverse and distinctive gaming system solutions, world leading third party gaming content and now, as a result of the recent acquisition, a robust B2C competition business that has excellent growth opportunities.

Recent industry reports have estimated that the global online betting and gaming market has a significant runway for future growth. The Global Online Gambling market size was valued at USD 65 billion in 2022, and is expected to grow to 153 Billion by 2028 ** with more countries and US states expected to regulate in the years ahead.

Our previously disclosed planned acquisition of MeridianBet represents another exciting opportunity for the Company and if successful is expected to be transformational for the Company, resulting in proforma Revenues of over 100 million USD and Adjusted EBITDA of over 20 million USD based on historical 2022 numbers.

We are very excited about future opportunities, and are confident that we will maintain our momentum in 2023.

I would like to take this opportunity to extend a big thank you to all of our employees at GMGI and RKings as well as all of our consultants and supportive shareholders. I appreciative all the of the tireless and dedicated support of all concerned.

The management team and I have been inspired by your commitment, support and performance and we look forward to continuing to work with you in the future.

** https://www.grandviewresearch.com/industry-analysis/online-gambling-market

"



GOLDEN MATRIX GROUP, INC.

Reconciliation of Net Income attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense.

	Twelve Months Ended October 31, 2022	Twelve Months Ended October 31, 2021
GAAP Net Income*	$44,028	$700,230
+ Tax Expense	$419,049	-
+ Interest Expense	-	$955
- Interest Income	($9,190)	($242)
+ Depreciation Expense	$22,847	-
+ Amortization Expense	$384,588	$38,737
+ Stock-based Compensation Expense	$2,665,221	$1,691,345
Adjusted EBITDA	**$3,526,543**	**$2,431,025**

See also "Non-GAAP Financial Measures", above.

*GAAP Net Income includes the 20% non-controlling interest held in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4, 2022. More detailed information on minority interest factors can be found in our most recent Annual Report on Form 10-K.

